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                             CONSENT TO USE OF NAME
                                       IN
                             REGISTRATION STATEMENT

         This Consent to Use of Name in Registration Statement is executed as of June __, 1999, by a duly authorized representative of Jupiter Communications (the "Company").

         The Company hereby consents to the use of its name in the Registration Statement on Form S-1 (the "Registration Statement"), which has been filed by GreatFood.com, Inc. with the Securities and Exchange Commission (File No. 333-78885) in connection with its anticipated initial public offering. The Company understands that GreatFood.com, Inc. intends to use the Company name and reference certain market surveys and projection reports produced by the Company in the Registration Statement. The Company understands that the Registration Statement is a public document.

                                              JUPITER COMMUNICATIONS

                                              By: /s/ Marla Kammer
                                                 ----------------------------
                                                Name: Marla Kammer
                                                Title: Director of Production